Exhibit 99.1

Compass Diversified Reports Fourth Quarter and Full Year 2022 Financial Results
Premium Consumer Brands Drive Strong Full Year Financial Performance

Westport, Conn., March 1, 2023 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three and twelve months ended December 31, 2022.
“The quality and resilience of CODI’s subsidiary businesses were once again on display during our fourth quarter as we achieved solid financial performance,” said Elias Sabo, CEO of Compass Diversified. “End market demand for the majority of our core consumer brands remained strong, and we believe our high-quality, premium brands can take market share even in a difficult macroeconomic backdrop.”
Mr. Sabo continued, “As discussed at our Investor Day in January, while there are near-term market uncertainties brought on by rapidly changing monetary policy and inventory destocking at retail, we believe they are short-term in nature. We believe our group of market share-taking businesses can outperform the general market over the long-term, driving strong financial results and increasing shareholder value.”
Fourth Quarter and Full Year 2022 Financial Summary vs. Same Year-Ago Period (where applicable)
•Net sales up 6% to $594.9 million, and up 4% on a pro forma basis. For the full year 2022, net sales up 17% to $2.3 billion, and up 12% on a pro forma basis.
•Branded consumer net sales up 11% to $371.0 million, and up 7% on a pro forma basis. For the full year 2022, branded consumer net sales up 23% to $1.4 billion, and up 14% on a pro forma basis.
•Niche industrial net sales down 1% to $224.0 million. For the full year 2022, niche industrial net sales up 9% to $856.8 million.
•Net loss of $11.8 million vs. net income of $25.9 million due to a $20.6 million impairment expense associated with the Company’s Ergobaby subsidiary. For the full year 2022, net income was $51.4 million vs. $126.8 million in the year-ago period, primarily due to the $72.8 million gain on the sale of Liberty Safe in August 2021.
•Loss from continuing operations of $14.3 million vs. income from continuing operations of $25.9 million. For the full year 2022, income from continuing operations of $42.0 million vs. $46.4 million.
•Adjusted Earnings, a non-GAAP financial measure, was $28.7 million vs. $37.1 million. For the full year 2022, Adjusted Earnings was up 17% to $158.6 million.
•Adjusted EBITDA, a non-GAAP financial measure, was up 5% to $87.3 million. For the full year 2022, Adjusted EBITDA was up 20% to $369.8 million.
•Paid a fourth quarter 2022 cash distribution of $0.25 per share on CODI's common shares in January 2023.

Recent Business Highlights
•On November 3, 2022, CODI’s Manager appointed Kurt Roth as Partner and Head of Healthcare for Compass Group Management. In this role, Roth will work with the organization’s senior professionals to launch CODI’s new healthcare vertical.
•On January 19, 2023, CODI hosted an Investor Day in New York City, showcasing its consumer businesses as well as the Company’s newest acquisition, PrimaLoft. A replay of the PrimaLoft and Compass Diversified presentations can be viewed here.
•On January 19, 2023, CODI announced a $50 million share repurchase program, the first in the Company’s history.
•On February 15, 2023, CODI announced the closing of the sale of Advanced Circuits for an enterprise value of $220 million. CODI expects to realize a pre-tax gain on the sale of Advanced Circuits of between $100 million to $110 million.
Fourth Quarter and Full Year 2022 Financial Results
Net sales in the fourth quarter of 2022 were $594.9 million, up 6% compared to $559.9 million in the fourth quarter of 2021. For the full year 2022, net sales were $2.3 billion, up 17% compared to $1.9 billion a year ago. The increase was due to strong performance in the Company’s branded consumer subsidiaries. On a pro forma basis, assuming CODI had acquired Lugano and PrimaLoft on January 1, 2021, net sales were up 4% in the fourth quarter of 2022 and up 12% in 2022.
Branded consumer net sales, pro forma for the Lugano and PrimaLoft acquisitions, increased 7% in the fourth quarter of 2022 to $371.0 million compared to the fourth quarter of 2021 and increased to $1.5 billion in 2022, an increase of 14% as compared to 2021. Niche industrial net sales decreased 1% in the fourth quarter of 2022 to $224.0 million compared to the fourth quarter of 2021 and increased to $856.8 million in 2022 which is an increase of 9% as compared to 2021.
Net loss in the fourth quarter of 2022 was $11.8 million compared to net income of $25.9 million in the fourth quarter of 2021. Net loss from continuing operations for the fourth quarter of 2022 was $14.3 million compared to $25.9 million in net income from continuing operations in the fourth quarter of 2021. For the full year 2022, net income was $51.4 million compared to $126.8 million a year ago, and income from continuing operations was $42.0 million compared to $46.4 million a year ago. The decrease in both periods were primarily attributable to higher SG&A and interest expenses, as well as a $20.6 million impairment expense associated with the Company’s Ergobaby subsidiary. Additionally, the Company’s net income in 2021 included a $72.8 million gain from the sale of Liberty Safe in August 2021. Operating income for the fourth quarter of 2022 was $19.6 million compared to $39.6 million in the fourth quarter of 2021 due to the impairment expense associated with Ergobaby. For the full year 2022, operating income increased 7% to $175.6 million compared to $164.7 million a year ago.
Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the fourth quarter of 2022 was $28.7 million compared to $37.1 million a year ago. The decrease was a result of financing costs for the acquisition of PrimaLoft in July 2022 ahead of its seasonally slow third and fourth quarter earnings periods. For the full year 2022, Adjusted Earnings increased 17% to $158.6 million compared to $135.7 million a year ago. CODI's weighted average number of shares outstanding in the fourth quarter of 2022 was 72.2 million compared to 66.6 million in the prior year fourth quarter. For the full year 2022, CODI’s weighted average number of shares outstanding was 70.7 million compared to 65.4 million in 2021.
Adjusted EBITDA (see "Note Regarding Use of Non-GAAP Financial Measures" below) in the fourth quarter of 2022 was $87.3 million, up 5% compared to $83.3 million in the fourth quarter of 2021. For the full year 2022, Adjusted EBITDA was $369.8 million, up 20% compared to $308.2 million a year ago. The increase was primarily due to the strong performance at CODI’s branded consumer subsidiaries and the benefit of the PrimaLoft and Lugano acquisitions. The Company no longer adds back management fees in its calculation of Adjusted EBITDA. Management fees incurred during the fourth quarter and full year were $17.3 million and $63.6 million, respectively.
Liquidity and Capital Resources
As of December 31, 2022, CODI had approximately $61.3 million in cash and cash equivalents, $155.0 million outstanding on its revolver, $395.0 million outstanding in term loans, $1.0 billion outstanding in 5.250% Senior Notes due 2029 and $300.0 million outstanding in 5.000% Senior Notes due 2032.
As of December 31, 2022, the Company had no significant debt maturities until 2027 and had net borrowing availability of approximately $442.8 million under its revolving credit facility.
Fourth Quarter 2022 Distributions
On January 4, 2023, CODI's Board of Directors (the “Board”) declared a fourth quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on January 26, 2023, to all holders of record of common shares as of January 19, 2023.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, October 30, 2022, up to, but excluding, January 30, 2023. The distribution for such period was payable on January 30, 2023 to all holders of record of Series A Preferred Shares as of January 15, 2023.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, October 30, 2022, up to, but excluding, January 30, 2023. The distribution for such period was payable on January 30, 2023 to all holders of record of Series B Preferred Shares as of January 15, 2023.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, October 30, 2022, up to, but excluding, January 30, 2023. The distribution for such period was payable on January 30, 2023 to all holders of record of Series C Preferred Shares as of January 15, 2023.
2023 Outlook
CODI expects its current subsidiaries to produce consolidated subsidiary Adjusted EBITDA (see "Note Regarding Use of Non-GAAP Financial Measures" below) for the full year 2023 of between $420 million and $460 million. This estimate is based on the summation of the Company’s expectations for its current subsidiaries in 2023, excluding ACI, and is absent additional acquisitions or divestitures, and excludes corporate expenses such as interest expense, management fees paid by CODI and corporate overhead. In addition, the Company expects to earn between $105 million and $135 million in Adjusted Earnings (see "Note Regarding Use of Non-GAAP Financial Measures" below) for the full year 2023.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, CODI has not reconciled 2023 Adjusted EBITDA or 2023 Adjusted Earnings to their comparable GAAP measure because it does not provide guidance on Net Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, CODI is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call
Management will host a conference call on Wednesday, March 1, 2023, at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (888) 396-8049 and the dial-in number for international callers is (416) 764-8646. The Conference ID is 74552633. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of CODI's website. An online replay of the webcast will be available on the same website following the call. Please allow extra time prior to the call to visit the site and download any necessary software that may be needed to listen to the Internet broadcast. A replay of the call will be available through Wednesday, March 8, 2023. To access the replay, please dial (877) 674-7070 in the U.S. and (416) 764-8692 outside the U.S.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflect important financial measures as each excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results and provides a measure for evaluating earnings from continuing operations available to common shareholders. We believe Adjusted EBITDA and Adjusted Earnings are also useful in measuring our ability to service debt and other payment obligations.
Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of Lugano and PrimaLoft, assuming that the Company acquired Lugano and PrimaLoft on January 1, 2021. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2023 Adjusted EBITDA or 2023 Adjusted Earnings to their comparable GAAP measures because we do not provide guidance on Net Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified
Since its founding in 1998, and IPO in 2006, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2023 Adjusted EBITDA, our 2023 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment, including changes in inflation and interest rates; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the ability to successfully complete divestitures when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Gateway Group
Cody Slach
949.574.3860
CODI@gatewayir.com

Media Relations
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

(in thousands)	December 31, 2022	December 31, 2021

Assets
Current assets
Cash and cash equivalents	$61,271	$160,733
Accounts receivable, net	341,440	277,710
Inventories, net	732,428	565,743
Prepaid expenses and other current assets	75,046	57,006
Total current assets	1,210,185	1,061,192
Property, plant and equipment, net	205,474	186,477
Goodwill	1,133,404	882,083
Intangible assets, net	1,127,936	872,690
Other non-current assets	172,632	141,819
Total assets	$3,849,631	$3,144,261

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$94,214	$124,203
Accrued expenses	191,605	178,518
Deferred revenue	10,204	12,802
Due to related parties	15,745	11,830
Current portion, long-term debt	10,000	—
Other current liabilities	38,063	34,269
Total current liabilities	359,831	361,622
Deferred income taxes	156,642	97,763
Long-term debt	1,824,468	1,284,826
Other non-current liabilities	146,728	115,520
Total liabilities	2,487,669	1,859,731
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,136,920	1,111,816
Noncontrolling interest	225,042	172,714
Total stockholders' equity	1,361,962	1,284,530
Total liabilities and stockholders’ equity	$3,849,631	$3,144,261

Compass Diversified Holdings
Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Net revenues	$594,921	$559,889	$2,264,044	$1,932,155
Cost of revenues	360,090	346,842	1,356,300	1,165,149
Gross profit	234,831	213,047	907,744	767,006
Operating expenses:
Selling, general and administrative expense	150,209	136,666	553,637	474,481
Management fees	17,300	12,939	63,604	47,443
Amortization expense	27,192	23,845	94,383	80,347
Impairment expense	20,552	—	20,552	—
Operating income	19,578	39,597	175,568	164,735
Other income (expense):
Interest expense, net	(25,769)	(16,232)	(83,506)	(58,839)
Amortization of debt issuance costs	(1,005)	(812)	(3,740)	(2,979)
Loss on debt extinguishment	—	—	(534)	(33,305)
Other income (expense), net	(1,320)	424	(714)	(1,482)
Net income (loss) before income taxes	(8,516)	22,977	87,074	68,130
Provision (benefit) for income taxes	5,828	(2,906)	45,029	21,756
Income (loss) from continuing operations	(14,344)	25,883	42,045	46,374
Income from discontinued operations, net of income tax	—	—	—	7,665
Gain on sale of discontinued operations	2,500	25	9,393	72,770
Net income (loss)	(11,844)	25,908	51,438	126,809
Less: Net income attributable to noncontrolling interest	124	3,820	15,051	11,735
Less: Net income from discontinued operations attributable to noncontrolling interest	—	—	—	522
Net income (loss) attributable to Holdings	$(11,968)	$22,088	$36,387	$114,552

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.37)	$(0.08)	$(0.23)	$(0.49)
Discontinued operations	0.03	—	0.13	1.22
	$(0.34)	$(0.08)	$(0.10)	$0.73

Basic weighted average number of common shares outstanding	72,203	66,623	70,715	65,362

Cash distributions declared per Trust common share	$0.25	$0.25	$1.00	$2.21

Compass Diversified Holdings
Net Income to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA - 2022
(Unaudited)

	Three months ended				Year ended
(in thousands)	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Net income (loss)	$29,740	$30,957	$2,585	$(11,844)	$51,438
Gain (loss) on sale of discontinued operations, net of tax	5,993	(579)	1,479	2,500	9,393
Net income (loss) from continuing operations	$23,747	$31,536	$1,106	$(14,344)	$42,045
Less: income from continuing operations attributable to noncontrolling interest	5,978	4,590	4,359	124	15,051
Net income (loss) attributable to Holdings - continuing operations	$17,769	$26,946	$(3,253)	$(14,468)	$26,994
Adjustments:
Distributions paid - preferred shares	(6,045)	(6,046)	(6,045)	(6,045)	(24,181)
Amortization expense - intangible assets and inventory step-up	23,375	22,474	26,241	28,787	100,877
Impairment expense	—	—	—	20,552	20,552
Tax effect - impairment expense	—	—	—	(3,557)	(3,557)
Non-controlling interest - impairment expense	—	—	—	(3,120)	(3,120)
Loss on debt extinguishment	—		534	—	534
Non-controlling shareholder compensation	2,805	2,804	3,242	5,100	13,951
Acquisition expense	216	—	5,902	—	6,118
Integration services fee	563	563	1,625	1,313	4,064
Corporate tax effect - ACI	—	(4,338)	16,457	—	12,119
Other	1,803	1,026	1,287	119	4,235
Adjusted earnings	$40,486	$43,429	$45,990	$28,681	$158,586
Plus (less):
Depreciation expense	10,438	10,866	11,284	11,837	44,425
Income tax provision	11,083	6,955	21,163	5,828	45,029
Corporate tax effect - ACI	—	4,338	(16,457)	—	(12,119)
Interest expense	17,419	17,519	22,799	25,769	83,506
Amortization of debt issuance costs	866	865	1,004	1,005	3,740
Income from continuing operations attributable to noncontrolling interest	5,978	4,590	4,359	124	15,051
Distributions paid - preferred shares	6,045	6,046	6,045	6,045	24,181
Tax effect - impairment expense	—	—	—	3,557	3,557
Non-controlling interest - impairment expense	—	—	—	3,120	3,120
Other	(1,988)	(757)	2,139	1,320	714
Adjusted EBITDA	$90,327	$93,851	$98,326	$87,286	$369,790

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA - 2021
(Unaudited)

	Three months ended				Year ended
(in thousands)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Net income (loss)	$21,996	$(11,251)	$90,156	$25,908	$126,809
Gain on sale of discontinued operations, net of tax	—	—	72,745	25	72,770
Income loss from discontinued operations, net of tax	4,194	4,780	(1,309)	—	7,665
Net income (loss) from continuing operations	$17,802	$(16,031)	$18,720	$25,883	$46,374
Less: income from continuing operations attributable to noncontrolling interest	2,696	3,018	2,201	3,820	11,735
Net income (loss) attributable to Holdings - continuing operations	$15,106	$(19,049)	$16,519	$22,063	$34,639
Adjustments:
Distributions paid - preferred shares	(6,045)	(6,046)	(6,045)	(6,045)	(24,181)
Amortization expense - intangible assets and inventory step-up	18,599	18,847	19,056	26,606	83,108
Loss on debt extinguishment	—	33,305	—	—	33,305
Non-controlling shareholder compensation	2,764	2,840	2,892	2,941	11,437
Acquisition expense	299	11	1,866	1,415	3,591
Integration services fee	1,600	1,600	1,100	563	4,863
Corporate tax effect - ACI	—	—	—	(12,119)	(12,119)
Other	(2,101)	1,032	460	1,709	1,100
Adjusted earnings	$30,222	$32,540	$35,848	$37,133	$135,743
Plus (less):
Depreciation expense	9,064	9,460	10,372	10,493	39,389
Income tax provision	6,078	9,028	9,556	(2,906)	21,756
Corporate tax effect - ACI	—	—	—	12,119	12,119
Interest expense	13,805	14,947	13,855	16,232	58,839
Amortization of debt issuance costs	686	722	759	812	2,979
Income from continuing operations attributable to noncontrolling interest	2,696	3,018	2,201	3,820	11,735
Distributions paid - preferred shares	6,045	6,046	6,045	6,045	24,181
Other	2,232	706	(1,032)	(425)	1,481
Adjusted EBITDA	$70,828	$76,467	$77,604	$83,323	$308,222

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated EBITDA Reconciliation
Three months ended December 31, 2022
(Unaudited)

(in thousands)	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(12,653)	$7,093	$5,491	$(18,035)	$6,063	$3,152	$(9,249)	$(3,699)	$3,445	$2,513	$466	$1,069	$(14,344)
Adjusted for:
Provision (benefit) for income taxes	—	2,126	(292)	(4,706)	6,026	1,499	(308)	(810)	1,016	267	561	449	5,828
Interest expense, net	25,684	(12)	(6)	8	4	1	(3)	87	—	—	6	—	25,769
Intercompany interest	(34,086)	4,260	1,776	2,026	4,932	2,328	4,261	3,295	1,808	2,898	1,571	4,931	—
Depreciation and amortization	272	6,168	5,648	2,033	3,148	3,025	6,271	3,393	524	4,149	1,976	5,021	41,628
EBITDA	(20,783)	19,635	12,617	(18,674)	20,173	10,005	972	2,266	6,793	9,827	4,580	11,470	58,881
Other (income) expense	17	(310)	545	2	—	(46)	(148)	1,263	16	547	(20)	(545)	1,321
Non-controlling shareholder compensation	—	301	622	325	379	368	2,142	229	124	411	2	197	5,100
Impairment expense	—	—	—	20,552	—	—	—	—	—	—	—	—	20,552
Integration services fee	—	—	—	—	—	—	1,313	—	—	—	—	—	1,313
Other	—	—	—	—	—	—	—	—	—	—	—	119	119
Adjusted EBITDA	$(20,766)	$19,626	$13,784	$2,205	$20,552	$10,327	$4,279	$3,758	$6,933	$10,785	$4,562	$11,241	$87,286

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated EBITDA Reconciliation
Three months ended December 31, 2021
(Unaudited)

(in thousands)	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(570)	$5,834	$4,270	$2,008	$4,558	$747	$3,878	$3,812	$1,979	$1,174	$(1,807)	$25,883
Adjusted for:
Provision (benefit) for income taxes	(12,119)	2,048	1,394	661	1,790	150	856	872	(248)	(717)	2,407	(2,906)
Interest expense, net	16,175	8	—	—	9	—	40	—	(1)	1	—	16,232
Intercompany interest	(20,748)	3,125	2,261	446	1,902	1,220	1,875	1,733	2,483	1,327	4,376	—
Depreciation and amortization	263	5,593	5,246	2,058	4,687	2,257	3,215	554	3,916	3,066	7,056	37,911
EBITDA	(16,999)	16,608	13,171	5,173	12,946	4,374	9,864	6,971	8,129	4,851	12,032	77,120
Other (income) expense	1	427	187	—	(6)	(1,000)	(38)	175	76	59	(306)	(425)
Non-controlling shareholder compensation	—	502	539	452	190	275	243	124	265	22	329	2,941
Acquisition expenses	—	—	—	—	—	971	—	—	444	—	—	1,415
Integration services fee	—	—	—	—	563	—	—	—	—	—	—	563
Other	47	—	—	—	—	1,000	—	—	—	—	662	1,709
Adjusted EBITDA	$(16,951)	$17,537	$13,897	$5,625	$13,693	$5,620	$10,069	$7,270	$8,914	$4,932	$12,717	$83,323

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated EBITDA Reconciliation
Year ended December 31, 2022
(Unaudited)

(in thousands)	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(64,084)	$22,633	$42,613	$(18,669)	$27,934	$11,526	$(17,741)	$4,127	$12,955	$9,662	$7,683	$3,406	$42,045
Adjusted for:
Provision (benefit) for income taxes	12,119	7,125	6,527	(4,274)	11,889	4,320	(3,878)	1,562	3,616	3,174	3,329	(480)	45,029
Interest expense, net	83,243	—	(25)	10	16	14	(7)	229	—	—	26	—	83,506
Intercompany interest	(105,813)	13,761	7,410	6,026	12,773	6,977	7,512	10,282	6,659	10,742	5,518	18,153	—
Loss on debt extinguishment	534	—	—	—	—	—	—	—	—	—	—	—	534
Depreciation and amortization	1,134	22,972	21,993	8,094	11,533	12,583	10,465	13,374	2,158	16,403	8,041	20,293	149,043
EBITDA	(72,867)	66,491	78,518	(8,813)	64,145	35,420	(3,649)	29,574	25,388	39,981	24,597	41,372	320,157
Other (income) expense	(57)	(217)	1,043	6	2	(1,875)	112	2,417	267	766	(20)	(1,730)	714
Non-controlling shareholder compensation	—	1,511	2,511	1,479	1,179	1,457	2,142	971	496	1,321	40	844	13,951
Impairment expense	—	—	—	20,552	—	—	—	—	—	—	—	—	20,552
Acquisition expenses	—	—	—	—	—	—	5,680	222	—	216	—	—	6,118
Integration services fee	—	—	—	—	1,688	—	2,375	—	—	—	—	—	4,063
Other	—	—	—	250	—	1,802	—	—	853	—	—	1,330	4,235
Adjusted EBITDA	$(72,924)	$67,785	$82,072	$13,474	$67,014	$36,804	$6,660	$33,184	$27,004	$42,284	$24,617	$41,816	$369,790

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated EBITDA Reconciliation
Year ended December 31, 2021
(Unaudited)

(in thousands)	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(65,287)	$20,152	$21,178	$5,079	$5,239	$10,232	$23,035	$14,178	$7,871	$5,013	$(316)	$46,374
Adjusted for:
Provision (benefit) for income taxes	(12,119)	6,905	3,559	2,018	2,094	3,070	6,237	3,419	2,619	1,345	2,609	21,756
Interest expense, net	58,639	16	—	—	9	5	165	—	(1)	6	—	58,839
Intercompany interest	(73,982)	11,868	8,581	1,960	2,450	3,110	7,461	7,217	7,558	5,455	18,322	—
Loss on debt extinguishment	33,305	—	—	—	—	—	—		—	—	—	33,305
Depreciation and amortization	904	22,355	20,279	8,435	4,757	8,634	12,704	2,212	12,938	8,888	23,369	125,475
EBITDA	(58,540)	61,296	53,597	17,492	14,549	25,051	49,602	27,026	30,985	20,707	43,984	285,749
Other (income) expense	(284)	125	377	—	16	(119)	2,573	298	(323)	8	(1,189)	1,482
Non-controlling shareholder compensation	—	2,428	2,194	1,693	190	1,101	1,020	496	1,035	38	1,242	11,437
Acquisition expenses	39	—	—	—	1,827	971	—	—	444	310	—	3,591
Integration services fee	—	—	3,300	—	563	1,000	—	—	—	—	—	4,863
Other	1,132	273	—	—	—	1,000	(2,300)	—	—	—	995	1,100
Adjusted EBITDA	$(57,653)	$64,122	$59,468	$19,185	$17,145	$29,004	$50,895	$27,820	$32,141	$21,063	$45,032	$308,222

Compass Diversified Holdings
Adjusted EBITDA
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021

Branded Consumer
5.11	$19,626	$17,537	$67,785	$64,122
BOA	13,784	13,897	82,072	59,468
Ergobaby	2,205	5,625	13,474	19,185
Lugano (1)	20,552	13,693	67,014	17,145
Marucci Sports	10,327	5,620	36,804	29,004
PrimaLoft (2)	4,279	—	6,660	—
Velocity Outdoor	3,758	10,069	33,184	50,895
Total Branded Consumer	$74,531	$66,441	$306,993	$239,819

Niche Industrial
Advanced Circuits	$6,933	$7,270	$27,004	$27,820
Altor Solutions	10,785	8,914	42,284	32,141
Arnold Magnetics	4,562	4,932	24,617	21,063
Sterno	11,241	12,717	41,816	45,032
Total Niche Industrial	$33,521	$33,833	$135,721	$126,056
Corporate expense	(20,766)	(16,951)	(72,924)	(57,653)
Total Adjusted EBITDA	$87,286	$83,323	$369,790	$308,222

(1)	The above results for Lugano do not include management's estimate of Adjusted EBITDA, before our ownership, of $24.1 million for the twelve months ended December 31, 2021. Lugano was acquired on September 3, 2021.

(2)	The above results for PrimaLoft do not include management's estimate of Adjusted EBITDA, before our ownership, of $24.8 million for the twelve months ended December 31, 2022, and $4.9 million and $25.0 million, respectively, for the three and twelve months ended December 31, 2021. PrimaLoft was acquired on July 12, 2022.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021

Net Sales	$594,921	$559,889	$2,264,044	$1,932,155
Acquisitions (1)	—	13,494	55,185	136,940
Pro Forma Net Sales	$594,921	$573,383	$2,319,229	$2,069,095
(1) Acquisitions reflects the net sales for Lugano and PrimaLoft on a proforma basis as if we had acquired these businesses on January 1, 2021.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021

Branded Consumer
5.11	$135,605	$123,954	$486,213	$444,963
BOA	42,473	45,117	208,688	165,150
Ergobaby	20,179	24,531	88,435	93,631
Lugano (1)	64,278	43,224	201,507	125,105
Marucci Sports	42,930	31,838	165,411	118,166
PrimaLoft (1)	14,032	13,494	79,929	65,882
Velocity Outdoor	51,464	64,535	232,238	270,426
Total Branded Consumer	$370,961	$346,693	$1,462,421	$1,283,323

Niche Industrial
Advanced Circuits	$22,309	$23,278	$89,503	$90,487
Altor Solutions	61,748	57,635	261,338	180,217
Arnold Magnetics	37,496	38,048	153,815	139,941
Sterno	102,407	107,729	352,152	375,127
Total Niche Industrial	$223,960	$226,690	$856,808	$785,772

Total Subsidiary Net Sales	$594,921	$573,383	$2,319,229	$2,069,095
(1) Net sales for Lugano and PrimaLoft are pro forma as if we had acquired these businesses on January 1, 2021.Historical net sales for Lugano prior to acquisition on September 3, 2021 were $71.1 million for the twelve months ended December 31, 2021. Historical net sales for PrimaLoft prior to acquisition on July 12, 2022 were $55.2 million for the twelve months ended December 31, 2022, and $13.5 million and $65.9 million, respectively ,for the three and twelve months ended December 31, 2021.

Compass Diversified Holdings
Condensed Consolidated Cash Flows

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021

Net cash provided by (used in) operating activities	$11,632	$(13,097)	$(28,291)	$134,051
Net cash used in investing activities	(27,774)	(115,067)	(626,725)	(317,496)
Net cash provided by financing activities	14,757	218,334	556,885	273,206
Foreign currency impact on cash	1,404	324	(1,331)	228
Net increase (decrease) in cash and cash equivalents	19	90,494	(99,462)	89,989
Cash and cash equivalents - beginning of the period(1)	61,252	70,239	160,733	70,744
Cash and cash equivalents - end of the period	$61,271	$160,733	$61,271	$160,733

(1) Includes cash from discontinued operations of $4.3 million at January 1, 2021.

Compass Diversified Holding
Selected Financial Data - Cash Flows

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021

Changes in operating assets and liabilities	$(29,213)	$(69,044)	$(252,377)	$(83,764)
Purchases of property and equipment	$(24,591)	$(12,550)	$(64,274)	$(40,551)
Distributions paid - common shares	$(18,051)	$(23,742)	$(70,845)	$(150,946)
Distributions paid - preferred shares	$(6,045)	$(6,045)	$(24,181)	$(24,181)